                                                                    Exhibit 10.6

                                                 BLAKE DAWSON WALDRON
                                                        LAWYERS
                                                 --------------------




















                                  Rules of the
                              Marshall Edwards Inc
                               Share Option Plan

















                                       |
                                       |
                                       |
                                       | 26 March 2001
                                       |
                                       |
                                       |
                  Blake Dawson Waldron |
              Level 37 Grosvenor Place |
                     225 George Street |
                       SYDNEY NSW 2000 |
             Telephone: (02) 9258 6000 |
                   Fax: (02) 0259 6999 |
                          MM 111559948 | REF. SJD.JG.12846476
                         (C) BLAKE DAWSON WALDRON 2001

                                    CONTENTS

1.    INTERPRETATION AND OBJECT                                   1

      1.1   DEFINITIONS                                           1
      1.3   OBJECT OF PLAN                                        4

2.    ADMINISTRATION                                              4

      2.1   COMMITTEE'S AUTHORITY                                 4
      2.2   DETERMINATION OF ELIGIBILITY                          5
      2.3   DETERMINATION OF PRICE                                5
      2.4   DISPUTES                                              5
      2.5   DIRECTIONS FROM BOARD                                 5

3.    METHOD OF INVITATION                                        6

      3.1   INVITATIONS                                           6
      3.2   PARTICIPANT MAY APPLY                                 6

4.    APPLICATION FOR OPTIONS                                     7

      4.1   APPLICATION                                           7
      4.2   GRANT AND CERTIFICATE                                 7

5.    OPTION TO SUBSCRIBE                                         7

      5.1   EXERCISE                                              7
      5.2   NOTICE                                                7
      5.3   PAYMENT                                               8
      5.4   ALLOTMENT                                             8
      5.5   SHARE ALLOTTED UPON EXERCISE OF OPTION                8
      5.6   LAPSE                                                 8
      5.7   DEATH                                                 8
      5.8   TERMINATION OF EMPLOYMENT                             9
      5.9   BALANCE CERTIFICATE                                   9
      5.10  LISTING ON ASX                                        9
      5.11  NO ADDITIONAL RIGHTS                                  9

6.    ADJUSTMENTS                                                 9

      6.1   PARTICIPATION IN NEW ISSUES                           9
      6.2   NOTICE OF ENTITLEMENTS ISSUES                         9
      6.3   ADJUSTMENTS IN RESPECT OF A RIGHTS ISSUES            10
      6.4   PRO-RATA BONUS ISSUES                                10
      6.5   REORGANISATION OF CAPITAL                            10
      6.6   OTHER ADJUSTMENTS                                    10
      6.7   NOTICE OF ADJUSTMENT                                 10
      6.8   CUMULATIVE ADJUSTMENTS                               10
      6.9   ROUNDING                                             11

7.    DURATION OF THE PLAN                                       11

     7.1  DISCRETIONARY                                11
     7.2  SUSPENSION                                   11
     7.3  NO PREJUDICE                                 11

8.   AMENDMENT OF THE PLAN                             11

     8.1  BY THE COMMITTEE                             11
     8.2  LISTING RULES                                11

9.   NOTICES AND CORRESPONDENCE                        11

     9.1  TO THE COMPANY                               11
     9.2  TO A PARTICIPANT                             12

10.  TRANSFER OF THE OPTION                            12

11.  MISCELLANEOUS                                     12

     11.1 RIGHTS OF EMPLOYEES                          12
     11.2 GOVERNING LAW                                12

SCHEDULE 1                                             13

                              MARSHALL EDWARDS INC

              RULES OF THE MARSHALL EDWARDS INC SHARE OPTION PLAN

1.   INTERPRETATION AND OBJECT

1.1  DEFINITIONS

     In these Rules, the following definitions apply.

     ACCEPTANCE FORM means a form for the acceptance of the invitation made by the Committee to the Participant to participate in the Plan under clause
     3.1 in such form as is approved by the Committee from time to time;

     ASSOCIATED COMPANY means any entity that is, directly or indirectly through one or more intermediaries, controlled by, in control of, or under common control with, the Company.

     ASX means Australian Stock Exchange Limited.

     BOARD means the board of Directors of the Company from time to time.

     BUSINESS DAY means a day which is a "business day" for the purposes of the Listing Rules.

     CHANGE IN CONTROL shall be deemed to have occurred on:

     (a) the date of the acquisition by any "person" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), excluding the Company or Associated Company or any employee benefit plan sponsored by any of the foregoing, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of either (x) the then outstanding shares of common stock of the Company, or (y) the then outstanding voting securities entitled to vote generally in the election of Directors;

     (b) the date the individuals who constitute the Board as of the effective date of the Plan (the "Incumbent Board) cease for any reason to constitute at least a majority of the members of the Board, provided that any individual becoming a Director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board (other than any individual whose nomination for election to Board membership was not endorsed by the Company's management prior to, or at the time of, such individual's initial nomination for election) shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board; or

     (c) the consummation of a merger, consolidation, recapitalization, reorganization, sale or disposition of all or a substantial portion of the Company's assets, a reverse stock split of outstanding voting securities, the issuance of shares of stock of the Company in connection with the acquisition of the stock or assets of another entity, provided, however, that a Change in Control shall not occur under this

                                       2.

           clause (c) if consummation of the transaction would result in more than 50% of the total voting power represented by the voting securities of the Company (or, if not the Company, the entity that succeeds to all or substantially all of the Company's business) outstanding immediately after such transaction being beneficially owned (within the meaning of Rule 136d-3 promulgated pursuant to the Exchange Act) by at least 75% of the holders of outstanding voting securities of the Company immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction.

     CHANGE IN CONTROL PERIOD means:

     (a) in relation to a Change in Control which will result in the Company ceasing to exist as a legal entity, a period before the day on which the Change of Control will occur, as determined by the Committee; and

     (b) in relation to any other Change in Control, the 20 Business Days after the day on which the Change in Control occurred.


     COMMITTEE means the Board or, if a committee is appointed by the Board as contemplated by clause 2.1, that committee.

     COMPANY means Marshall Edwards Inc.

     DIRECTOR means a member of the Board.

     EMPLOYEE means:

     (a) an employee (which, for the avoidance of doubt, includes a part time employee) or director resident in Australia;

     (b) a consultant or contractor engaged by the Company or a Related Body Corporate who is resident in Australia and who has:

           (i) worked for the Company or a Related Body Corporate for more than one year; and

           (ii) has received 80% of their income in the preceding year from the Company or the Related Body Corporate; or

     (c) a director, employee, consultant or contractor of any entity in the Group resident anywhere other than Australia.

     EXCHANGE ACT means the United States Securities Exchange Act of 1934, as amended.

     EXERCISE CONDITION means, in respect of an Option, one or more conditions which must be met before the Option may be exercised.

     EXERCISE PERIOD means, in respect of an Option, each of:

     (a) each day which is after the Vesting Period and before the end of the Option Period; and

                                       3.


     (b)   each Change in Control Period during the Option Period.

     EXERCISE PRICE means in respect of an Option, the subscription price on exercise of the Option determined in accordance with clauses 2.3 and 3.1 in relation to that Option (as adjusted under clause 6).

     GROUP means the Company and all Associated Companies and Related Bodies Corporate.

     HOLDER means in respect of an Option, the person registered as holder of the Option in the register of options maintained by the Company.

     LISTING RULES means the listing rules of ASX as they may apply to the Company from time to time.

     MARKET PRICE of a Share, in respect of a particular date, means, the price determined by the Committee to be the weighted average closing price of Shares sold on ASX on the 5 trading days immediately preceding that date (provided that if no Shares were sold on ASX during such 5 day period the Market Price of a Share shall be the amount determined by the Committee to be equal to the closing price of Shares sold on ASX on the last trading day on which Shares were traded).

     MINIMUM PRICE means $0.20 or such other amount as may be prescribed by the Listing Rules as the minimum exercise price for options.

     OPTION means an option to subscribe under the Plan for one fully paid Share (as adjusted under clause 6).

     OPTION CERTIFICATE means the certificate issued by the Company to a Holder in respect of an Option.

     OPTION PERIOD means, in respect of an Option, subject to clause 5.6, the period starting on the date on which the Company grants the Option and ending, unless another period is specified in the invitation made in relation to that Option under clause 3:

     (a)   on the fifth anniversary of that date; or

     (b) at the end of any other period permitted by law that the Committee may from time to time determine for the purposes of this definition.

     PARTICIPANT means any Employee whom the Committee has decided under clause
     2.2 is eligible to participate in the Plan.

     PLAN means the Marshall Edwards Inc Share Option Plan established in accordance with these Rules.

     RECORD DATE has the meaning given to it by the Listing Rules.

     RELATED BODY CORPORATE has the meaning given to it in the Australian Corporations Law.

     SHARE means a share of common stock of the Company, par value $_ (as adjusted under clause 6).

                                       4.


      VESTING PERIOD means, in respect of an Option, the period of two years after the date of grant or another period determined by the Committee (either generally or in a particular case).

1.2   RULES FOR INTERPRETING THIS DOCUMENT

      Headings are for convenience only, and do not affect interpretation. The following Rules also apply in interpreting this document, except where the context makes it clear that a Rule is not intended to apply.

      (a)   A reference to:

            (i) legislation (including subordinate legislation) is to that legislation as amended, re-enacted or replaced, and includes any subordinate legislation issued under it;

            (ii) a document or agreement, or a provision of a document or agreement, is to that document, agreement or provision as amended, supplemented, replaced or novated;

            (iii) a person includes any type of entity or body of persons, whether or not it is incorporated or has a separate legal identity, and any executor, administrator or successor in law of the person; and

            (iv) anything (including a right, obligation or concept) includes each part of it.

      (b)   A singular word includes the plural, and vice versa.

      (c)   A word which suggests one gender includes the other genders.

      (d) If a word is defined, another part of speech has a corresponding meaning.

      (e) If an example is given of anything (including a right, obligation or concept), such as by saying it includes something else, the example does not limit the scope of that thing.


      (f)   A reference to "DOLLARS" or "$" is to Australian currency.

1.3   OBJECT OF PLAN

      The object of the Plan is to assist in the recruitment, reward, retention and motivation of Employees.

2.    ADMINISTRATION

2.1   COMMITTEE'S AUTHORITY

      The Board or a committee properly appointed by the Board may manage and administer the Plan for the Company and the Committee has all powers necessary to do so.

                                       5.



2.2   DETERMINATION OF ELIGIBILITY

      The Committee may from time to time decide:

      (a)   that an Employee is eligible to participate in the Plan;

      (b) (whether or not the Participant is already a Holder) the number of Options for which the Participant may at that time be invited to apply;

      (c) the Exercise Conditions (if any) to be applicable to the Options for which the Participant may at that time be invited to apply.

      In making these determinations, the Committee must consider:

      (a) the Employee's position with the Group and the services provided to the Group by the Employee;

      (b)   the Employee's record of employment or service with the Group;

      (c)   the Employee's potential contribution to the growth of the Group;
            and

      (d)   any other matters which tend to indicate the Employee's merit.

2.3   DETERMINATION OF PRICE

      When the Committee decides to invite a Participant to apply for an Option, it must, in its absolute discretion (but subject to clause 6), determine the Exercise Price per Share for that Option, but that price:

      (a) unless the Committee otherwise determines either generally or in a particular case, must be at least equal to the Market Price of one Share at the date the Committee decides to invite the Participant to apply for the Option; and

      (b)   must not be less than the Minimum Price.

2.4   DISPUTES

      Any dispute or difference of any nature arising in relation to the Plan:

      (a)   must be referred to the Committee; and

      (b) the Committee's decision on that dispute or difference is final and binding on the Company, the Participants and the Holders in all respects.

2.5   DIRECTION FROM BOARD

      The Board may at any time and from time to time:

      (a) give directions to the Committee as to the manner of the exercise by the Committee of any of its discretions under these Rules or the Plan; and

      (b)   amend any of those directions,

                                       6.



      and where the Board has given such a direction, the Committee must exercise the relevant discretion in accordance with that direction.

3.    METHOD OF INVITATION

3.1   INVITATIONS

      The Committee may from time to time give a Participant notice inviting the Participant to apply for Options and must include with the invitation an Acceptance Form and specify in the invitation:

      (a)   the Participant;

      (b)   the number of Options for which the Participant is invited to apply;

      (c) the amount payable (if any) by the Participant as consideration for the Options and the terms of its payment (which may include the circumstances in which the Company must refund some or all of that amount);

      (d)   the Exercise Price for each Option;

      (e)   the Vesting Period for each Option;

      (f)   the Option Period for each Option;

      (g) the Exercise Conditions (if any) determined by the Committee to be applicable in respect of each Option;

      (h)   the closing date for applying for each Option;

      (i) how the Company will during the Option Period, within a reasonable period of the Participant so requesting, make available to the Participant, the current market price of Shares; and

      (j)   how the Participant is to apply for the Option

      An invitation under this clause 3.1 may be on such terms, whether in addition to or inconsistent with the terms of the Plan, as the Committee may in its absolute discretion determine.

3.2   PARTICIPANT MAY APPLY

      Where a Participant receives an invitation under clause 3.1, the Participant may apply for the Options specified in the invitation.

                                       7.


4.       APPLICATION FOR OPTIONS

4.1      APPLICATION

         A Participant who wishes to apply for Options specified in an invitation made under clause 3 must on or before the closing date stated in the invitation (or any later date that the Company may allow either generally or in a particular case):

         (a) do what is specified in the invitation in order to apply for the Option; and

         (b) execute the Acceptance Form, or arrange for the execution of the Acceptance Form on the Participant's behalf and deliver it to the Committee, and upon so accepting the Participant agrees to be bound by the Rules.

4.2      GRANT AND CERTIFICATE

         Upon receipt of a duly completed Acceptance Form, the Company must:

         (a)      grant the relevant Options to the Participant; and

         (b) must issue to the Holder an Option Certificate in respect of those Options.

5.       OPTION TO SUBSCRIBE

5.1      EXERCISE

         The Participant may exercise any Option granted to the Participant under clause 4.2 only:

         (a)      during an Exercise Period for the Option;

         (b) by giving a notice and doing all the other things required by clause 5.2 during that time; and

         (c)      if the Participant at the same time either:

                  (i) exercises a number of Options so that the Company will issue a minimum of a number of Shares or multiple of a number that the Committee determines; or

                  (ii) exercises all the Options granted to the Participant which the Participant is then entitled to exercise.

         The exercise of an Option does not prevent the exercise of any other Option.

5.2      NOTICE

         To exercise an Option the Participant must give a notice specifying that it exercises the Option to the Company accompanied by:

         (a)      the relevant Option Certificate; and

                                       8.



         (b) payment by bank cheque or postal order in favour of the Company of the full amount of the Exercise Price.

         Exercise of an Option is only effective when the Company receives full value for the full amount of the Exercise Price.

5.3      PAYMENT

         All payments of the Exercise Price for an Option must be made by bank cheque or postal order made out in favour of the Company.

5.4      ALLOTMENT

         As soon as practicable after the exercise of an Option becomes effective, but subject to any timetable requirements under the Listing Rules, the Company must allot and issue to the Participant the Shares the subject of the Option. However, no Shares shall be issued under the Plan unless and until all applicable legal requirements have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition the exercise of any Option on the Participant's undertaking in writing to comply with applicable legal requirements.

5.5      SHARE ALLOTTED UPON EXERCISE OF OPTION

         The Shares allotted and issued following exercise of an Option, upon allotment rank equally in all respects (including as to dividends the entitlement to which is determined after the allotment) with those then issued fully paid Shares which arc entitled to participate in full in any dividend and are subject to the constitution of the Company.

5.6      LAPSE

         Each Option lapses:

         (a)      on exercise of the Option under clause 5.2;

         (b) if the Option is not exercised under clause 5.2 during the Option Period, at the end of the Option Period;

         (c) except as provided in clauses 5.7 and 5.8, if the Participant ceases to be an Employee during the Option Period;

         (d) if the Committee becomes aware of circumstances which, in the reasonable opinion of the Committee indicate that the Participant has acted fraudulently, dishonestly or in a manner which is in breach of his or her obligations to the Company or any Associated Company and the Committee (in its absolute discretion) determines that the Option lapses; or

         (e)      pursuant to clause 6, if so determined by the Committee.

5.7      DEATH

         If the Participant dies before the end of the Option Period, with the written approval of the Committee in its absolute discretion, the Option may (but only at a time permitted by the approval and in accordance with any conditions specified in the approval) be

                                       9.


         exercised by the legal personal representatives of the Participant in accordance with clause 5.1 and to the extent necessary for this to occur, the Option may be transferred to the legal personal representatives and does not lapse.

5.8      TERMINATION OF EMPLOYMENT

         If the Participant ceases to be an Employee before the end of the Option Period (other than by reason of the death of the Employee), the Committee may in its absolute discretion (on any conditions which it thinks fit) decide that the Option does not lapse under clause 5.6(c) but lapses at the time and subject to the conditions it may specify by notice to the Participant. In making a decision under this clause, the Committee may consider any relevant matter (including, without limitation, whether the Participant ceased to be an Employee by reason of retirement, ill-health, accident or redundancy).

5.9      BALANCE CERTIFICATE

         If the Participant exercises less than all of the Options referred to in an Option Certificate, the Committee must issue to the Holder an Option Certificate in respect of the Options not exercised at that time.

5.10     LISTING ON ASX

         The Shares to be issued to any Participant upon exercise of an Option will not be quoted on any stock exchange on which the Shares are quoted until the Option is exercised, at which time the Company must apply to ASX (and any other stock exchange on which the Shares are quoted), within 3 Business Days after the date of issue of the Shares, for, and will use its best endeavours to obtain, quotation for those Shares.

5.11     NO ADDITIONAL RIGHTS

         The Plan does not give a Participant any additional rights to compensation or damages as a result of the termination of employment or appointment.

6.       ADJUSTMENTS

6.1      PARTICIPATION IN NEW ISSUES

         The Holder of an Option may not participate in a new issue of securities by the Company unless the Holder exercises the Option and becomes the holder of Shares prior to the Record Date for that new issue of securities.

6.2      NOTICE OF ENTITLEMENTS ISSUES

         Where after the Vesting Period but during the Option Period of an Option, the Company makes a pro rata offer or invitation to holders of Shares of securities of the Company or any other entity, the Company must give the Holder notice not less than 9 Business Days before the Record Date to determine entitlements to receive that offer or invitation to enable the Holder to exercise the Option and receive that offer or invitation in respect of the Shares allotted on exercise of the Option.

                                      10.

6.3      ADJUSTMENTS IN RESPECT OF A RIGHTS ISSUES

         Where after the Vesting Period and before the end of the Option Period the Company gives holders of Shares the right (pro-rata with existing shareholdings) to subscribe for additional securities and the Option is not exercised as contemplated in clause 6.2, the Exercise Price of that Option after the issue of those securities is adjusted in accordance with the formula set out in schedule 1.

6.4      PRO-RATA BONUS ISSUES

         Where during the Option Period of an Option, the Company makes a pro-rata bonus issue to holders of Shares and the Option is not exercised before the Record Date to determine entitlements to that bonus issue, the number of securities to be issued on exercise of that Option is the number of Shares before that bonus issue plus the number of securities which would have been issued to the Holder if the Option had been exercised before that Record Date.

6.5      REORGANISATION OF CAPITAL

         Where during the Option Period in respect of an Option there is a reorganisation of the capital of the Company (including a subdivision or consolidation and a return or cancellation of capital):

         (a) the Company must comply with the Listing Rules applying to a reorganisation of capital at the time of the reorganisation; and

         (b) the rights of a Holder will be changed to the extent necessary to comply with the Listing Rules applying to a reorganisation of capital at the time of the reorganisation.

6.6      OTHER ADJUSTMENTS

         Where the Committee believes that another event has occurred which should result in an adjustment to the terms of an Option, but the adjustment is not permitted by the Listing Rules, the adjustment must not be made unless ASX waives compliance with the Listing Rules in respect of that adjustment and the adjustment 1s made in accordance with the terms of that waiver.

6.7      NOTICE OF ADJUSTMENT

         The Company must give notice to Holders of any adjustment to the number, description or terms of securities which are to be issued on exercise of an Option or to the Exercise Price in accordance with the applicable Listing Rules.

6.8      CUMULATIVE ADJUSTMENTS

         Each adjustment provided for in clauses 6.3 to 6.6 (inclusive) is to be made in respect of each Option granted and unexercised at the time the relevant clause applies on each occasion during the Option Period of the Option that the relevant clause applies.

                                      11.

6.9      ROUNDING

         Before an Option is exercised under clause 5.1, all adjustment calculations are to be carried out including all fractions (in relation to both the Shares and the Exercise Price of the Option), but on exercise the number of Shares issued is rounded down to the next lower whole number and the Exercise Price rounded up to the next higher cent.

7.       DURATION OF THE PLAN

7.1      DISCRETIONARY

         The Plan continues in operation until the Committee decides to terminate or discontinue it.

7.2      SUSPENSION

         The Committee may decide to suspend the operation of the Plan either for a fixed period or indefinitely and may also decide to end any period of suspension.

7.3      NO PREJUDICE

         Termination, discontinuation or suspension of the operation of the Plan for any reason, does not prejudice the accrued rights of Holders or Participants.

8.       AMENDMENT OF THE PLAN

8.1      BY THE COMMITTEE

         Subject to clause 8.2, the Committee may at any time and from time to time by resolution:

         (a) amend all or any of these Rules or all or any of the rights or obligations of the Participants or Holders or any of them; and

         (b) formulate (and subsequently amend) special terms and conditions, in addition to those set out in these Rules, to apply to Participants employed in, resident in, or who are citizens of, a particular jurisdiction.

8.2      LISTING RULES

         The Committee's exercise of its powers under clause 8.1 is subject to any restrictions or procedural requirements relating to the amendment of the terms of an employee incentive scheme or of issued options imposed by the Listing Rules applicable to the Plan or the Options, as the case may be, unless those restrictions or requirements are relaxed or waived by ASX or any of its delegates either generally or in a particular case or class of cases and either expressly or by implication.

9.       NOTICES AND CORRESPONDENCE

9.1      TO THE COMPANY

         Any notice required to be given by a Holder or Participant to the Company or the Committee or any correspondence from a Holder or Participant to the Company or the Committee in connection with the Plan must be in writing signed by (or on behalf of) the

                                      12.


         person giving it and must be given to the principal place of business of the Company or any other address of which the Company gives notice.

9.2      TO A PARTICIPANT

         Any notice required to be given by the Company or the Committee to a Holder or Participant or any correspondence from the Company or the Committee to a Holder or Participant in connection with the Plan must be in writing and must be given or made by a person authorised by the Committee on behalf of the Company or the Committee to the place of employment of the relevant person or to the last address of that person given to the Company.

10.      TRANSFER OF THE OPTION

         Each Option is personal to the Participant and is not transferable, transmissible, assignable or chargeable, except as provided by rule 5.7 or with the prior written consent of the Committee.

11.      MISCELLANEOUS

11.1     RIGHTS OF EMPLOYEES

         This Plan does not form part of any contract of employment between the Company or any Associated Company and any Eligible Employee and does not confer directly or indirectly on an Eligible Employee any legal or equitable rights whatsoever (other than rights as a participant under the Plan) against the Company.

11.2     GOVERNING LAW

         The terms and conditions of this plan shall be governed by and construed in accordance with the laws for the time being in force in the [State of Delaware].

                                      13.



                                   SCHEDULE 1

O(1) = O - E [P - (S + D)]
             -------------
                 N + 1

where:

O(1) = The new Exercise Price of the Option or the Minimum Price, whichever is the greater.

O =      The old Exercise Price of the Option.

E =      The number of Shares into which an Option is exercisable.

P = The average closing price (excluding special crossings, overnight sales and exchange traded option exercises) on the Stock Exchange Automated Trading System provided for the trading of securities on ASX of Shares (weighted by reference to volume) during the 5 trading days before the ex rights date or ex entitlements date.

S = The subscription price for one security under the rights or entitlements issue.

D = The dividend due but not yet paid on existing Shares (except those to be issued under the rights or entitlements issue).

N = Number of Shares with rights or entitlements that must be held to receive a right to one new security.